UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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NON-INVASIVE MONITORING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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November 30, 2009
Dear Shareholders:
On behalf of the Board of Directors, we cordially invite you to attend the 2010 Annual Meeting of Shareholders of Non-Invasive Monitoring Systems, Inc. to be held at its executive offices, 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 on Tuesday, January 19, 2010, beginning at 10:00 a.m. local time.
The attached Notice of Annual Meeting and Proxy Statement describe the matters expected to be acted upon at the Annual Meeting. At the Annual Meeting, you will have an opportunity to meet management and ask questions.
Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares of Non-Invasive Monitoring Systems, Inc. stock. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without voting, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the attached Proxy Statement.
We look forward to seeing you on January 19, 2010 and urge you to return your proxy card as soon as possible.

Sincerely,

Jane H. Hsiao, Ph.D., MBA
Chairman of the Board

Marvin A. Sackner, M.D.
Chief Executive Officer

NON-INVASIVE MONITORING SYSTEMS, INC.
4400 Biscayne Blvd.
Miami, FL 33137

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 19, 2010
Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), will be held at the Company’s headquarters at 4400 Biscayne Blvd., Suite 180, Miami, Florida, 33137, on Tuesday, January 19, 2010, beginning at 10:00 a.m., local time, for the following purposes:
1. To elect six directors for a term of office expiring at the 2011 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;
2. To amend our Articles of Incorporation to eliminate the classified board structure and to provide that the number of directors may be set by the Board of Directors to between one and eight directors; and
3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
Only holders of record of our common stock and voting preferred stock at the close of business on December 11, 2009, will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The approximate date on which this proxy statement and the enclosed form of proxy are first sent to Shareholders is December 17, 2009.
Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on January 19, 2010. Our proxy statement and annual report on Form 10-K are available at www.nims-inc.com.

By Order of the Board of Directors,

Steven B. Mrha
Secretary
Miami, Florida
November 30, 2009

NON-INVASIVE MONITORING SYSTEMS, INC.
PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
TUESDAY, JANUARY 19, 2010
This proxy statement is furnished by the Board of Directors (“Board”) of Non-Invasive Monitoring Systems, Inc. (the “Company” or “NIMS”, “we,” “us” or “our”) in connection with the solicitation of proxies to be voted at the 2010 Annual Meeting of Shareholders of the Company that will be held at the Company’s headquarters at 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137, on Tuesday, January 19, 2010, beginning at 10:00 a.m., local time, and all adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.
The holders of our common stock and preferred stock are each entitled to one vote for each outstanding share and all such holders vote together on all matters submitted to our Shareholders. As of November 15, 2009, there were issued and outstanding: 68,385,637 shares of our Common Stock, par value $0.01 per share; 100 shares of our Series B Preferred Stock, par value $1.00 per share; 62,048 shares of our Series C Convertible Preferred Stock, par value $1.00 per share; and 2,891 shares of our Series D Convertible Preferred Stock, par value $1.00 per share.
The presence, in person or by proxy, of holders of a majority of our outstanding common and preferred stock constitutes a quorum at the Annual Meeting. Our Board has fixed the close of business on December 11, 2009, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
VOTING YOUR SHARES
Most of our Shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
Any shareholder of record giving a proxy may revoke it at any time prior to the time it is voted. If you are a shareholder of record, your proxy may be revoked by: (i) written notice to us at or prior to the Annual Meeting, attention: Secretary; (ii) execution of a subsequent proxy; or (iii) requesting revocation at the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not automatically revoke the proxy. If you hold your shares in street name to revoke your instructions to your bank, broker or other nominee, follow the instructions they give you;, to vote your shares at the Annual Meeting you will need to request a proxy from your bank or broker or other nominee and bring it with you to the Annual Meeting. All shares of our stock represented by effective proxies will be voted at the Annual Meeting or at any adjournment thereof.
Unless otherwise specified in the proxy, if you are a shareholder of record, shares of our stock represented by proxies will be voted: (i) FOR the election of the Board’s nominees for directors; (ii) FOR the amendment of the Articles of Incorporation to eliminate the classified board structure and to provide that the number of directors may be set by the Board of Directors to between one and eight directors; and (iii) in the discretion of the proxy holders with respect to such other matters as may properly come before the Annual Meeting.

The proposal to elect Directors is considered a discretionary item. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least ten days before the Annual Meeting. In contrast, the Amendment to the Articles of Incorporation is a “non-discretionary item”. This means that brokerage firms may not vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. These so called “broker non-votes” along with abstentions will be counted for the purpose of determining the existence of a quorum at the Annual Meeting, but will not be counted as a vote cast “for” or “against” any given matter.
Shareholders have no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.
Our executive offices are located at 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137. Mailing to Shareholders of record on December 11, 2009 of the Notice of Annual Meeting, this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ended July 31, 2009 (“fiscal 2009”) will commence on or about December 17, 2009.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of November 15, 2009 concerning the beneficial ownership of our voting stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of each class of voting stock, (ii) each of our directors (all of whom are nominees for director), (iii) each Named Executive Officer (as defined in the Executive Compensation Section below), and (iv) all of our current executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse.

			Series C Convertible		Series D Convertible
	Common Stock		Preferred Stock		Preferred Stock
	No. of Shares	Percent	No. of Shares	Percent	No. of Shares	Percent
Names and Addresses of Directors,	Beneficially	of Class	Beneficially	of Class	Beneficially	of Class
Officers and 5% Beneficial Holders (1)	Owned (2)	(3)	Owned	(4)	Owned	(5)

Jane H. Hsiao, Ph.D., Chairman of the Board (6)	8,220,000	11.1%	—	*	1,164	40.3%
Marvin A. Sackner, M.D., CEO and Director (7)	13,397,182	19.2%	36,856	59.4%	50	1.7%
Taffy Gould, Director (8)	1,756,998	2.6%	—	*	50	1.7%
Morton Robinson, M.D., Director (9)	1,047,820	1.5%	1,073	1.7%	—	*
Steven D. Rubin, Director	—	*	—	*	—	*
Subbarao V. Uppaluri, Director	—	*	—	*	—	*
Steven B. Mrha, COO and Secretary (10)	475,000	*	—	*	50	1.7%
All Directors and Executive Officers as a group (8 Persons) (11)	24,902,000	32.6%	37,929	61.1%	1,314	45.5%
Frost Gamma Investments Trust (12)	17,749,125	23.7%	525	*	1,267	43.8%

*	Less than 1%.

(1)	The mailing address of each 5% beneficial holder listed is 4400 Biscayne Blvd., Miami, Florida 33137.

(2)
A person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days from November 15, 2009 upon exercise of option and warrants, or through the conversion of convertible preferred stock.

(3)
Based on 68,385,637 shares of Common Stock issued and outstanding as of November 15, 2009. Each beneficial owner’s percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised and that any convertible secured stock held by such person (but no other person) has been converted into Common Stock.

(4)
Based on 62,048 shares of Series C Convertible Preferred Stock issued and outstanding as of July 31, 2009. Each share of Series C Convertible Preferred Stock converts into 25 shares of Common Stock upon payment of a $4.20 per share of common stock conversion premium. Holders of Series C Convertible Stock are entitled to one vote for each share of Series C Convertible Stock.

(5)
Based on 2,891 shares of Series D Convertible Preferred Stock issued and outstanding as of July 31, 2009. Each share of Series D Convertible Preferred Stock converts into 5,000 shares of Common Stock. Holders of Series D Convertible Stock are entitled to one vote for each share of Series D Convertible Stock.

(6)
Common Stock holdings include 2,150,000 shares of Common Stock that may be acquired upon conversion of 430 shares of Series D Convertible Preferred Stock held by the Chin Hsiung Hsiao Family Trust A, and 3,670,000 shares of Common Stock that may be acquired upon conversion of 734 shares of Series D Convertible Preferred Stock held by Hsu Gamma Investments, L.P. Dr. Hsiao is trustee of the Chin Hsiung Hsiao Family Trust A, and is General Partner of Hsu Gamma Investments, L.P.

(7)
Common Stock holdings include options to purchase 50,000 shares of Common Stock, 324,096 shares of Common Stock held by Dr. Sackner’s spouse, 895,774 shares of Common Stock which may be acquired upon conversion of 35,831 shares of Series C Convertible Preferred Stock, 250,000 shares of Common Stock which may be acquired upon conversion of 50 shares of Series D Convertible Preferred Stock and 25,625 shares of Common Stock which may be acquired by Dr. Sackner’s spouse upon conversion of 1,025 shares of Series C Convertible Preferred Stock. Preferred Stock holdings include 1,025 shares of Series C Convertible Preferred Stock held by Dr. Sackner’s spouse.

(8)
Common Stock holdings include options to purchase 200,000 shares of Common Stock and 250,000 shares of Common Stock which may be acquired upon conversion of 50 shares of Series D Convertible Preferred Stock. Includes securities held by the Taffy Gould Revocable Trust of which Ms. Gould is trustee, sole beneficiary and over which she has power to revoke. Does not include shares of Common Stock and options to purchase Common Stock held by family members.

(9)
Includes options to purchase 27,500 shares of Common Stock, 186,159 shares held jointly with Dr. Robinson’s spouse and 26,250 shares owned by Dr. Robinson’s spouse. Includes 26,829 shares of Common Stock which may be acquired upon conversion of 1,073 shares of Series C Convertible Preferred Stock.

(10)
Common Stock holdings include options to purchase 225,000 shares of Common Stock, and 250,000 shares of Common Stock which may be acquired upon conversion of 50 shares of Series D Convertible Preferred Stock.

(11)
Includes beneficial holdings of Adam Jackson, the Company’s Chief Financial Officer. Excludes beneficial holdings of former directors John G. Clawson, Gerard Kaiser, M.D. and Leila Kight, each of whom resigned from the Board in October 2008. Common Stock holdings include options to purchase 522,500 shares of Common Stock, 948,228 shares of Common Stock which may be acquired upon conversion of 37,929 Series C Convertible Preferred Stock and 6,570,000 shares of Common Stock which may be acquired upon conversion of 1,314 shares of Series D Convertible Preferred Stock.

(12)
Phillip Frost, M.D. is trustee and beneficiary of Frost Gamma Investments Trust. Common Stock holdings include 13,125 shares of Common Stock that may be acquired upon conversion of 525 shares of Series C Convertible Preferred Stock, and 6,335,000 shares of Common Stock that may be acquired upon conversion of 1,267 shares of Series D Convertible Preferred Stock.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees for Election as Director
The Board of Directors has nominated each of its six incumbent directors for re-election as directors to serve until our next Annual Meeting of Shareholders and until each director’s successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise. Although our Articles of Incorporation allow for up to eight directors, the Board has nominated and is only electing six directors, as the Board has determined that six directors is sufficient to provide reasonable oversight for a company of our size. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The following table sets forth the names and ages of the director nominees:

Name	Age

Jane H. Hsiao, Ph.D., MBA	62
Marvin A. Sackner, M.D.	77
Taffy Gould	67
Morton J. Robinson, M.D.	77
Steven D. Rubin	49
Subbarao V. Uppaluri, Ph.D.	60

The following is biographical information for the director nominees.
Jane H. Hsiao, Ph.D., MBA. Dr. Hsiao has served as a director and Chairman of the Board of the Company since October 2008. Dr. Hsiao has served since May 2007 as Vice-Chairman and Chief Technical Officer of OPKO Health, Inc. (“OPKO”), a specialty healthcare company. Dr. Hsiao also serves as President and a director of Aero Pharmaceuticals, Inc., a privately-held pharmaceutical distributor and as Chairman of the Board of medical device developer SafeStitch Medical, Inc. (“SafeStitch”), a position she has held since September 2007. Dr Hsiao also serves on the Boards of Directors of Prolor Biotech, Inc., a developmental stage biopharmaceutical company, and Neovasc, Inc. a developer of vascular devices. Dr. Hsiao previously served as the Vice Chairman-Technical Affairs and Chief Technical Officer of IVAX Corporation (“IVAX”) from 1995 until IVAX was acquired in January 2006 by Teva Pharmaceutical Industries Ltd. Dr. Hsiao also served as Chairman, CEO and President of IVX Animal Health, IVAX’s veterinary products subsidiary, from 1998 until 2006, and as IVAX’s Chief Regulatory Officer from 1992 to 1995.
Marvin A. Sackner, M.D. Dr. Sackner has served as a Director since he was first elected as our Chairman of the Board, Chief Executive Officer and Director in November 1989 and served as Chairman of the Board from November 1989 until October 2008. He served as CEO from 1989 until 2002 and from December 2007 to the present. Dr. Sackner co-founded Respitrace Corporation, a predecessor to the Company, in 1977 and was the Chairman of its Board from 1981 until October 1989. From 1974 until October 1991, Dr. Sackner was the Director of Medical Services at Mount Sinai in Miami Beach, Florida. From 1973-1996, he served as Professor of Medicine, University of Miami at Mount Sinai. Since 2004, he has been Voluntary Professor of Medicine, Leonard Miller Medical School of University of Miami. From 1979 to 1980, Dr. Sackner was the President of the American Thoracic Society. Dr. Sackner was the Chairman of the Pulmonary Disease Subspecialty Examining Board of the American Board of Internal Medicine from 1977 to 1980. In 2007, he was awarded an Honorary Doctorate Degree for “outstanding work in the entire field of pulmonology and sleep disorders,” by the University of Zurich (Switzerland). Dr. Sackner holds 33 United States Patents and has written 223 scientific papers and four books.
Taffy Gould. Ms. Gould was elected a Director of the Company in December, 2000 and Vice Chairman of the Board of Directors in April 2002. Since 1977 she has been the President of Housing Engineers of Florida, Inc., a Florida real estate management company. From December 2000 to present she has also been the managing member of GlobalTechnologyAgents.com, LLC, a Florida limited liability company which advises technology companies and end-users in the business, academic, and medical spheres around the world. Additionally, she has served since December 2002 as the managing member of e-Medical Education, LLC, a company founded in 2002 that creates and delivers online medical education and administers the Oceania University of Medicine.
Morton J. Robinson, M.D. was elected a Director of the Company in November 1989. Dr. Robinson served as Secretary of the Company from August 2001 to November 2009. From 1987 until December 2004, Dr. Robinson served as Director and Chairman of the Department of Pathology and Laboratory Medicine at Mount Sinai Medical Center, Miami Beach. Dr. Robinson has served as Chairman Emeritus of that department since January 2005.
Steven D. Rubin. Mr. Rubin has served as a director of the Company since October 2008. Mr. Rubin has been the Executive Vice President and a director of OPKO since 2007. Mr. Rubin currently serves on the Boards of Directors of OPKO, SafeStitch, Prolor Biotech, Inc., Neovasc, Inc., Kidville, Inc., which operates upscale learning and play facilities for children, Cardo Medical, Inc., a producer and distributor of orthopedic and spinal medical devices, Castle Brands, Inc., a marketer of premium spirits, SearchMedia Holdings Limited, a multi-platform media company based in China, and Dreams, Inc., a vertically integrated sports licensing and products company. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006.
Subbarao V. Uppaluri, Ph.D. Dr. Uppaluri has served as a director of the Company since October 2008. Dr. Uppaluri has served as Senior Vice President and Chief Financial Officer of OPKO since May 2007. Dr. Uppaluri currently serves on the board of directors of Cardo Medical, Inc., and Winston Pharmaceuticals Inc., a specialty pharmaceutical company. Dr. Uppaluri previously served as the Vice President, Strategic Planning and Treasurer of IVAX from 1997 until December 2006. Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida.

Vote Required and Recommendation
Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
IDENTIFIED ABOVE.
PROPOSAL 2 — AMENDMENT TO ARTICLES OF INCORPORATION
Our current Articles of Incorporation provide for a classified board of directors. The amendment to implement a classified Board of Directors was approved by shareholders at an Annual Meeting of Shareholders held on May 29, 2002 (the “2002 Annual Meeting”). The amendment set the number of directors at eight and called for three classes of directors: Class One Directors to serve for two years and then for periods of six years, Class Two Directors to serve for four years and then for periods of six years, and Class Three Directors to serve for six years and then for periods of six years. The consent of the Class Three Directors was also required to reduce the number of directors to less than eight. At that meeting eight directors were elected. Current directors Marvin Sackner, Morton Robinson and Taffy Gould served as directors both before and after the 2002 Annual Meeting.
Since the 2002 Annual Meeting there has been no annual meeting of shareholders. All directors currently serving are holdover directors and only serve until the annual meeting of shareholder or until their successors are elected. Florida law does not allow six year terms on a classified board of directors. As a result, even in the event this Proposal 2 is not adopted by shareholders, Proposal 1, which seeks to elect directors to serve until the next annual meeting of shareholders or until their successors are elected will be unaffected.
Furthermore, even as permitted under Florida law, the Board of Directors sees no need to provide for a classified Board. A classified Board makes it more difficult for shareholders to gain control of the Board and may have an anti-takeover effect. A classified Board also eliminates the shareholders’ ability to quickly remove Directors with whom they disagree and may make directors less responsive to shareholders.
The current Articles of Incorporation also provide that the number of directors shall be eight although the number of directors in each class may be reduced to not less than one with the consent of the Class Three Directors. As the classified Board structure is proposed to be eliminated, and as there are no longer any Class Three Directors, we are also proposing to amend Article VI of the Articles of Incorporation to provide that the Board shall have eight directors or such lesser number as is set by the Board of Directors, but in no event less than one.
On November 16, 2009, our Board of Directors voted to recommend to the Shareholders that the Articles of Incorporation be amended as follows:
Article VI is hereby amended by replacing such Article with the following (deletions indicated by strike-out, insertions indicated by underline):
The Corporation shall have eight directors. ~~consisting of two directors in Class One, two directors in Class Two, and four directors in Class Three. Class One Directors to serve initially for two years and then for periods of six years, Class Two Directors to serve initially for four years and then for periods of six years, and Class Three Directors to serve initially for six years and then for periods of six years, until the appropriate Annual Meeting of Stockholders, or solicitation of written consents in place of the annual meeting, at which each such term expires and until their successors have been elected and qualified.~~ The number of Directors ~~in each class and~~ may be increased or diminished from time to time in accordance with the provisions of the Corporation’s by-laws, but shall never be less than one nor more than eight ~~and provided that written consent is received by the majority of directors in Class Three~~.

Vote Required and Recommendation of the Board of Directors
In order for the proposal to pass, a majority if the votes cast in favor of the proposal must exceed the votes cast opposing the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO AMEND THE ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE AND TO PROVIDE THAT THE NUMBER OF DIRECTORS MAY BE SET BY THE BOARD OF DIRECTORS TO BETWEEN ONE AND EIGHT DIRECTORS.
Identification of Executive Officers
The following individuals are our executive officers:

Name	Age	Position

Marvin A. Sackner, M.D.	77	Chief Executive Officer, President and Director
Steven B. Mrha	44	Chief Operating Officer and Secretary
Adam S. Jackson	47	Chief Financial Officer and Treasurer
All officers serve until they resign or are replaced or removed at the discretion of the Board of Directors.
Biographical information for Dr. Sackner is set forth in the section entitled “Proposal No. 1 - Election of Directors”, beginning on page 3.
Steven B. Mrha. Mr. Mrha was appointed Chief Operating Officer effective January 14, 2008, and was appointed Secretary in November 2009. From 2005 to 2008, Mr. Mrha held the position of Vice President, Sales & Marketing for IVX Animal Health (“IVX”), a subsidiary of Teva Pharmaceuticals, Inc. From 1999 to 2005, Mr. Mrha held the same position with DVM Pharmaceuticals (“DVM”) until the 2005 merger of DVM and Phoenix Scientific which created IVX. From 1991 to 1999, Mr. Mrha held numerous positions at DVM, including Territory Manager, Regional Manager, Director of Corporate Training and Director of Marketing.
Adam S. Jackson. Mr. Jackson was appointed Chief Financial Officer on May 12, 2008 and was appointed Treasurer in November 2009. From 2006 to 2008, Mr. Jackson served as Senior Vice President, Finance for Levitt Corporation (“Levitt”), a New York Stock Exchange-traded real estate development company (now Woodbridge Holdings Corp.). From 2003 to 2006, Mr. Jackson served as Levitt’s Senior Vice President, Controller. From 2001 to 2003, Mr. Jackson served as Chief Financial Officer of Romika-USA, Inc., a privately-held consumer goods manufacturing and distribution company. Mr. Jackson has also served since March 2008 as the Chief Financial Officer of SafeStitch Medical, Inc., a publicly-held developmental-stage medical device company, and as Vice President, Finance of Aero Pharmaceuticals, Inc., a privately-held pharmaceutical distribution company.
CORPORATE GOVERNANCE
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available on our website at www.nims-inc.com. We intend to post amendments to, or waivers from a provision of, our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer or persons performing similar functions on our website. Our website is not part of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance
Under section 16(a) of the Exchange Act, the Company’s directors, executive officers and persons who own more than ten percent (10%) of our common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during and/or with respect to fiscal 2009, the Company is not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of the Company’s common stock or other equity securities.
Board of Directors and Committees Thereof
Independence
The Board of Directors, in the exercise of its reasonable business judgment, has determined that each of our directors who currently serve or served during fiscal 2009 qualify as independent directors pursuant to Nasdaq Marketplace Rule 4200(a)(15) and applicable SEC rules and regulations, except Dr. Sackner, who is employed as our President and CEO. Additionally, each of Ms. Gould, Mr. Rubin and Dr. Uppaluri is independent for audit committee purposes under Nasdaq Marketplace Rule 4350(d).
Board Committees and Meeting Attendance
The Board of Directors conducts its business through meetings of the full Board of Directors and through committees of the Board. The Board’s current committees include the Audit Committee and the Compensation Committee, each of which was established in October 2008. Prior to the establishment of the Audit and Compensation Committees, the functions currently performed by those two committees were handled by the Executive Committee. We do not have any other standing committee of the Board of Directors. The Board and its committees also act by written consent. During fiscal 2009, the full Board of Directors met on four occasions and acted once by unanimous written consent. Each of the directors who served during fiscal 2009 attended at least two-thirds of the aggregate of the meetings of the Board and each committee on which such director served that were held during such director’s tenure on the Board.
We do not have a policy requiring our directors to attend the Annual Meeting.
Executive Committee
The Executive Committee was composed of Dr. Sackner, Dr. Robinson and Ms. Gould. Of the members of the Executive Committee only Dr. Sackner was not independent director. The Executive Committee met one time during fiscal 2009 and was dissolved in October 2008 upon the establishment of the Audit and Compensation Committees.
Compensation Committee
As noted above, from the beginning of fiscal 2009 until October 2008, the Executive Committee served the role of the Compensation Committee. Of the members of the Executive Committee only Dr. Sackner was not an independent director, as determined under Nasdaq and applicable SEC rules and regulations.
The Compensation Committee is composed of the following non-employee directors, all of whom the Board of Directors, in the exercise of its reasonable business judgment, has determined to be independent under Nasdaq and applicable SEC rules and regulations: Steven D. Rubin, Chairman, Dr. Morton J. Robinson and Dr. Subbarao V. Uppaluri. The Compensation Committee is charged with discharging the Board of Director’s responsibilities relating to compensation and evaluation of our executive officers, including establishing compensation policies and philosophies for the Company and its executive officers and reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, as well as overseeing our incentive compensation plans and equity-based plans that are subject to Board approval. The Compensation Committee has the power to create subcommittees with such powers as the Compensation Committee may from time to time confer to such subcommittees. During fiscal 2009, the Compensation Committee met on one occasion.

Audit Committee
We have a separately-designated standing audit committee, established in accordance with section 3(a)(58)(A) of the Exchange Act. The Board of Directors has adopted a charter that sets forth the responsibilities of the Audit Committee, which is available on our website located at www.nims-inc.com. During fiscal 2009, the Audit Committee met on six occasions.
As noted above, from the beginning of fiscal 2009 until October 2008, the Executive Committee served the role of the Audit Committee. Of the members of the Executive Committee only Dr. Sackner was not an independent director, as determined under Nasdaq and applicable SEC rules and regulations. During such time, the Board of Directors determined it did not have an audit committee financial expert on our Executive Committee as defined by the Securities Exchange Commission in Item 407 of Regulation S-K or S-B. Prior to the establishment of the Audit Committee in October 2008, the Board did not believe a financial expert was necessary because of the limited scope of our operations.
Since October 2008, the Audit Committee has been composed of the following non-employee directors: Dr. Subbarao V. Uppaluri, Chairman, Taffy Gould and Steven D. Rubin. Our Board of Directors has determined that Dr. Uppaluri is an independent audit committee financial expert as defined in Item 407 (d)(5)(ii) of Regulation S-K.
Audit Committee Report
The Audit Committee has reviewed and discussed with management the Company’s audited financial statements contained in its Annual Report on Form 10-K for fiscal 2009 and has discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 114, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent accountant its independence.
In performing its functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the financial statements and reports, and of the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles. In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors and the Board of Directors has approved, the audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2009 as filed with the Securities and Exchange Commission on October 29, 2009.
Dr. Subbarao V. Uppaluri, Chairman
Taffy Gould
Steven D. Rubin
Nominating Committee
We do not have a standing nominating committee or a committee performing similar functions. We believe that, as a result of the role of the independent directors in the nominations process, it is not necessary at this time for us to have a separate nominating committee. In connection with this, our Board of Directors is responsible for evaluating candidates for nomination to the Board of Directors both for election at an annual meeting and as necessary from time to time to fill vacancies on the Board between annual meetings.

The Board of Directors has no specific minimum qualifications for director candidates. In general, however, persons considered for membership on the Board must have demonstrated leadership capabilities, be of sound mind and high moral character and be willing and able to commit the necessary time for Board and committee service. In evaluating potential candidates for service on the Board of Directors, the existing members of the Board will consider the candidate’s ability to satisfy the Nasdaq’s and SEC’s independence requirements and the candidate’s ability to contribute to the effective oversight and management of NIMS, taking into account our needs and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate. Additionally, the Board will consider such other factors as it deems appropriate.
Board Nominations by Security Holders
The Board will consider candidates recommended by our Shareholders pursuant to written applications submitted to our Corporate Secretary, Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Boulevard, Suite 180, Miami, Florida 33137.
There have been no changes to the procedures by which security holders may recommend nominees to our Board of Directors.
Our current Audit Committee charter is available on our website located at www.nims-inc.com and is available in print to any shareholder upon request sent to Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137. Our Internet website and the information contained therein, other than material expressly referred to in this proxy statement, or connected thereto is not incorporated into this proxy statement.
Communication with the Board
Interested parties who want to communicate with the presiding director or with the independent or non-management directors as a group, with the Board as a whole, any Board committee or any individual Board members should address their communications to the Board, the Board members or the Board committee, as the case may be, and send them to c/o Corporate Secretary, Non-Invasive Monitoring Systems, Inc., 4400 Biscayne Blvd., Suite 180, Miami, Florida 33137 or call the Corporate Secretary at (305) 575-4200. The Corporate Secretary will forward all such communications directly to such Board members. Any such communications may be made on an anonymous and confidential basis.
Director Compensation
For the year ended July 31, 2009, no cash, stock awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings or any other compensation other than stock options was paid to any Director in respect of such person’s service on our Board of Directors or any committee thereof. The table below sets forth compensation paid to our Directors in 2009, except for Dr. Sackner, whose compensation for service as Director is fully reflected in the Summary Compensation Table under the caption “Executive Compensation”, below.

DIRECTOR COMPENSATION

	Fees
	Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name (1)	($)	($) (2)	($)	($)

Jane H. Hsiao, Ph.D., MBA	—	2,197	—	2,197
Taffy Gould	—	5,662	—	5,662
Morton J. Robinson, M.D.	—	5,662	—	5,662
Steven D. Rubin	—	1,758	—	1,758
Subbarao V. Uppaluri, Ph.D.	—	1,758	—	1,758
John G. Clawson (3)	—	3,188	—	3,188
Gerard Kaiser, M.D (3)	—	3,188	—	3,188
Leila Kight (3)	—	3,188	—	3,188

(1)
Dr. Hsiao, Mr. Rubin and Dr. Uppaluri were appointed to the Board in October 2008 upon the resignation at that time of Mr. Clawson, Ms. Kight and Dr. Kaiser. As of July 31, 2009, Dr. Hsiao, Ms. Gould, Dr. Robinson, Mr. Rubin, Dr. Uppaluri, Mr. Clawson, Dr. Kaiser and Ms. Kight held 25,000, 225,000, 37,500, 20,000, 20,000, 90,000, 85,000, and 65,000 options to purchase Common Stock, respectively, granted for their service as Director.

(2)	Represents the amount expensed for the vesting of options as reported on our financial statements.

(3)	Former Director.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the compensation information for the years ended July 31, 2009 and 2008 for our principal executive officer and each of the two most highly compensated executive officers receiving compensation in excess of $100,000. We refer to these persons as our named executive officers elsewhere in this proxy statement.
SUMMARY COMPENSATION TABLE

				Option	All Other
		Salary	Bonus	Awards	Compensation		Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)		($)
Marvin Sackner — President and CEO	2009	52,000	—	7,223	—		59,223
(since December 17, 2007)	2008	54,400	—	20,339	—		74,739
Steven Mrha — COO and Secretary	2009	255,730	—	22,919	10,229		288,879
(since January 14, 2008)	2008	141,635	—	71,148	114,367	(3)	327,150

(1)	Represents the amount expensed for the vesting of options as reported on our financial statements.

(2)	Includes Company match of employee 401(k) contributions under Safe Harbor Match guidelines.

(3)	Represents relocation expenses reimbursed to or paid on behalf of Mr. Mrha.
Dr. Sackner and Mr. Mrha are at-will employees and do not have employment contracts with us. Pursuant to a Stock Purchase Agreement entered into in 2005, for as long as Frost Gamma Investments Trust owns at least 5,000,000 shares of our common stock, it has the right to: (i) recommend and approve both the Chief Executive Officer and the Director of Marketing, and (ii) cap all executive salaries, including that of Dr. Marvin Sackner, which was set under such agreement at $52,000 per year. See “Certain Relationships and Related Transactions”, below.

Outstanding Equity Awards as of July 31, 2009
The following table sets forth information with respect to outstanding option awards as of July 31, 2009 for our named executive officers. We have not granted any stock awards.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options (#)	Options (#)		Exercise
Name	Exercisable	Unexercisable		Price ($)	Option Expiration Date
Marvin Sackner, President and CEO	35,000	—		$0.88	October 16, 2012
	15,000	—		$0.40	October 27, 2013
	—	50,000	(1)	$0.32	February 22, 2016
Steven Mrha, COO and Secretary	175,000	50,000	(2)	$0.67	January 13, 2013
	—	50,000	(3)	$0.32	February 22, 2016

(1)	Of the 50,000 unvested options, 12,500 become exercisable on February 23rd of each of 2010, 2011, 2012 and 2013.

(2)	Of the 50,000 unvested options, 50,000 become exercisable on January 14, 2010.

(3)	Of the 50,000 unvested options, 12,500 become exercisable on February 23rd of each of 2010, 2011, 2012 and 2013.
Potential Payments upon Termination or Change-in-Control
The named executive officers do not have employment agreements with us and are all employed on an “at will” basis. We do not have arrangements with any of our named executive officers providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our principal corporate office is located at 4400 Biscayne Blvd., Suite 180, Miami, Florida. We rent this space from Frost Real Estate Holdings, LLC, a company controlled by Dr. Phillip Frost, who is the beneficial owner of more than 10% of the Company’s Common Stock. We currently lease approximately 1,800 square feet under the lease agreement, which has a five-year term that began on January 1, 2008. The lease currently requires annual rent of approximately $49,000, which amount increases by approximately 4.5% per year.
We also lease approximately 5,200 square feet of warehouse space in Hialeah, Florida from a company jointly controlled by the Dr. Frost and Dr. Jane Hsiao, our Chairman. The warehouse lease, which has a three-year term that began on February 1, 2009, currently requires annual rent of approximately $60,000, which escalates 3.5% per year.
Dr. Hsiao is a director of Great Eastern Bank of Florida, a bank where we maintain a bank account in the normal course of business. As of July 31, 2009, the Company had approximately $846,000 on deposit with Great Eastern Bank of Florida, including approximately $821,000 collateralized by repurchase contracts for US Government securities.
Dr. Frost, Dr. Hsiao, Mr. Rubin and Dr. Uppaluri are each significant shareholders, directors and/or officers of SafeStitch Medical, Inc. (“SafeStitch”), a publicly-traded, developmental-stage medical device manufacturer, and Aero Pharmaceuticals, Inc. (“Aero”), a privately held pharmaceutical distributor. Commencing in March 2008, our Chief Financial Officer also serves as the Chief Financial Officer and supervises the accounting staffs of SafeStitch and Aero under a Board-approved cost sharing arrangement whereby the total salaries of the accounting staffs of the three companies are shared. We reimbursed Aero and SafeStitch aggregate fees of $42,000 for the year ended July 31, 2009 for the sharing of costs under this arrangement.

Series D Preferred Stock Offerings. In April 2008, we authorized a new series of our Preferred Stock, par value $1.00 per share (the “Preferred Stock”), designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”). Each holder of a share of the Series D Preferred Stock has the right, at any time, to convert such share of Series D Preferred Stock into shares of the Company’s common stock at an initial rate of 5,000 shares of common stock per share of Series D Preferred Stock. The Series D Preferred Stock has a $1,500 per share liquidation preference, and is issued at $1,500 per share, which is equivalent to $0.30 per share of Common Stock on an “as-converted” basis.
April 2008 Series D Preferred Stock Offering. On April 7, 2008, we completed the sale of an aggregate of 1,000 shares of our Series D Preferred Stock to certain private investors (collectively, the “Investors”) pursuant to a Stock Purchase Agreement entered into on April 3, 2008 (the “Stock Purchase Agreement”). The Investors included Dr. Sackner (invested $75,000), Mr. Mrha (invested $75,000) and Frost Gamma Investments Trust (“Frost Gamma”), a holder of more than 10% of the outstanding Common Stock (invested $645,000) (collectively, the “Related Party Investors”). Dr. Hsiao, who became a director and Chairman in October 2008, is trustee of one of the Investors which was not one of the Related Party Investors (invested $645,000). The aggregate purchase price for the Series D Preferred Stock was $1.5 million, of which $795,000 was paid by the Related Party Investors. The April 7, 2008 closing price of the Common Stock on the over-the-counter bulletin board was $0.53 per share.
December 2008 Series D Preferred Stock Offering. On December 2, 2008, we completed the sale of an aggregate of 491 additional shares of our Series D Preferred Stock to certain investors pursuant to stock purchase agreements entered between December 1, 2008 and December 2, 2008 (the sale of 286 shares closed on December 1, 2008 and the sale of 205 shares closed on December 2, 2008). These investors included Dr. Sackner (invested $51,000), Frost Gamma (invested $205,500), Hsu Gamma Investments, LP (“Hsu Gamma”), an entity controlled by Dr. Hsiao (invested $51,000), and Ms. Gould (invested $75,000) (collectively, the “New Related Party Investors”). The aggregate purchase price for the Series D Preferred Stock was $736,500, of which $382,500 was paid by the New Related Party Investors. Of the $382,500 paid by the New Related Party Investors, $282,200 was paid from the proceeds of their respective interests in the Revolver described below. The closing prices of the Common Stock on the over-the-counter bulletin board on December 1 and 2, 2008 were $0.36 and $0.38 per share, respectively.
January 2009 Series D Preferred Stock Offering. On January 28, 2009, we completed the sale of 700 additional shares of our Series D Preferred Stock to each of Frost Gamma and Hsu Gamma (1,400 total shares) for aggregate proceeds of $2.1 million. The January 28, 2009 closing price of the Common Stock on the over-the-counter bulletin board was $0.43 per share.
August 2008 Revolver Loan. On August 28, 2008 we entered into a Note and Security Agreement (the “Agreement”) with four persons (the “Lenders”), pursuant to which the Lenders granted us a revolving credit line (the “Revolver”) in the aggregate amount of $300,000, secured by all of the Company’s personal property. The Lenders included Dr. Sackner (loaned $25,000), Frost Gamma (loaned $200,000) and Hsu Gamma (loaned $50,000). We were permitted to borrow and reborrow from time to time under the Revolver until October 31, 2008 (the “Maturity Date”). The interest rate payable by us on amounts outstanding under the Revolver was 11% per annum, and increased to 16% after the Maturity Date or after an Event of Default. We were required to repay all amounts owing under the Revolver by the Maturity Date, and amounts outstanding were prepayable at any time. On August 29, 2008 we drew down $300,000 under the Revolver. The Revolver was amended, effective October 31, 2008, to extend the Maturity Date until November 30, 2008. All principal and interest outstanding under the Revolver as of November 30, 2008 was repaid with proceeds from the sale of Series D Preferred Stock on December 1, 2008 as described above.
Pursuant to the Stock Purchase Agreement dated August 1, 2005 (the “2005 SPA”), between us and various investors (the “2005 Investors”, which include Dr. Hsiao and Frost Gamma), we granted certain registration rights to the 2005 Investors with respect to the 28,500,000 shares (including shares underlying warrants) acquired pursuant to the 2005 SPA. In addition, under the 2005 SPA, for as long as Frost Gamma owns at least 5,000,000 shares of our common stock, it has the right to: (i) recommend and approve both the Chief Executive Officer and the Director of Marketing, and (ii) cap all executive salaries, including that of Dr. Marvin Sackner, which was set under the 2005 SPA at $52,000 per year. Frost Gamma has not exercised its rights to cap executive salaries other than Dr. Sackner’s.
The Audit Committee of our Board of Directors reviews and approves and/or ratifies all transactions that are required to be reported under Item 404(a) of Regulation S-K.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Principal Accountant
Morrison, Brown, Argiz and Farra, LLP (“MBAF”) has served as our independent registered public accounting firm since May 14, 2009. We do not expect representatives of MBAF to be present at the Annual Meeting. If they do attend, they will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.
From September 5, 2006 until May 14, 2009, our independent registered public accounting firm was Eisner LLP (“Eisner”). On May 14, 2009 this relationship was terminated as we dismissed Eisner. Effective May 14, 2009, we engaged MBAF as our principal independent registered public accountant for the fiscal year ended July 31, 2009. The decision to change accountants was recommended, approved and ratified by the Audit Committee of our Board of Directors effective May 14, 2009.
Eisner’s report on our financial statements for the fiscal years ended July 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that Eisner’s reports for each of the fiscal years ended July 31, 2008 and 2007 contained an explanatory paragraph that expressed substantial doubt about our ability to continue as a going concern.
In connection with the audits of our fiscal years ended July 31, 2008 and July 31, 2007, and any later interim period, including the interim period up to and including the date our relationship with Eisner ceased, there were no disagreements between Eisner and us on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Eisner would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.
There have been no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during our fiscal years ended July 31, 2008 and July 31, 2007, and any later interim period, including the interim period up to and including the date our relationship with Eisner ceased. We identified and reported upon certain weaknesses in internal control in our filings with the Securities and Exchange Commission (the “Commission”) for the fiscal years ended July 31, 2008 and 2007; however Eisner had not been engaged to perform an audit of our internal control over financial reporting, and accordingly did not report thereon or on the remediation thereof.
We have authorized Eisner to respond fully to any inquiries of MBAF relating to their engagement as our independent registered accountant. During our fiscal years ended July 31, 2008 and July 31, 2007, and any later interim period, including the interim period ended January 31, 2009 relating to the Form 10-Q filed with the Commission on March 17, 2009 and up to and including the date our relationship with Eisner ceased, we did not consult with MBAF regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
We have requested that Eisner and MBAF review the disclosure provided in this Proxy Statement in response to Item 304(a) of Regulation S-K and present us with their views if they believe the information provided herein is incorrect or incomplete. Each firm has indicated it does not disagree with our disclosure provided herein.

Fees and Services
The following table sets forth the total fees expected to be billed to us by MBAF for its audit of our consolidated annual financial statements and other services for the year ended July 31, 2009 and the total fees billed to us by Eisner for its audit of our consolidated annual financial statements and other services for the year ended July 31, 2008 and the interim period up to and including the date our relationship with Eisner ceased.

	2009		2008
Audit Fees	$81,000	(1)	$131,000
Audit-Related Fees	—		—
Tax Fees	—		—
All Other Fees	30,000	(2)	—

Total Fees	$111,000		$131,000

(1)	Includes $21,000 billed by Eisner for work performed through May 14, 2009.

(2)
Includes $30,000 to be billed by MBAF’s information technology services subsidiary for a software implementation engagement which commenced prior to the engagement of MBAF as our principal independent registered public accountant. MBAF’s information technology services subsidiary operates independently from the MBAF audit practice.

Pre-Approval Policies and Procedures
Our Audit Committee has a policy in place that requires its review and pre-approval of all audit and permissible non-audit services provided by our independent auditors. The services requiring pre-approval by the audit committee may include audit services, audit related services, tax services and other services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to us constitutes not more than 5% of the total amount of revenues paid by us to our independent auditors during the fiscal year in which such non-audit services were provided, (ii) such services were not recognized at the time of the engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee or by one or more of its members to whom authority to grant such approvals has been delegated by the Audit Committee. During fiscal 2008 and 2009, audit related services, tax services and all other services provided by both MBAF and Eisner during the periods that each of them was our principal independent registered public accountant were pre-approved by the Audit Committee.
The Audit Committee has considered and determined that the provision of all non-audit services set forth in the table above is compatible with maintaining MBAF’s independence.
OTHER BUSINESS
As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.
SHAREHOLDER PROPOSALS
Under our bylaws, only such business shall be conducted as shall have been brought before the meeting as specified in the meeting notice, by or at the direction of the Board of Directors or by any shareholder who is a shareholder of record at the time of giving of the meeting notice, who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 2.05 of our bylaws. Shareholder proposals intended to be included in our proxy statement and proxy for our 2011 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our executive offices by August 19, 2010. Proposals received after such date, while not included in our proxy statement or proxy, may still be brought before the 2011 Annual Meeting of Shareholders, provided that any such proposal is delivered to or mailed and received at our principal executive office no later than November 3, 2010.

PROXY
NON-INVASIVE MONITORING SYSTEMS, INC.
4400 Biscayne Blvd., Suite 180
Miami, Florida 33137
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS — JANUARY 19, 2010
The undersigned hereby appoints Marvin A. Sackner, M.D. and Adam S. Jackson, and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Annual Meeting”) of Shareholders of Non-Invasive Monitoring Systems, Inc. (the “Company”) to be held on January 19, 2010, and at any adjournments thereof, and to vote thereat all shares of stock of the Company held of record by the undersigned at the close of business on December 11, 2009 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Annual Meeting and on matters incident to the conduct of the Annual Meeting. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.
(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of six directors:
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Jane H. Hsiao, Ph.D. O Marvin A. Sackner, M.D. O Taffy Gould O Morton J. Robinson, M.D. O Steven D. Rubin O Subbarao V. Uppaluri, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
2.	To amend the Articles of Incorporation to eliminate the classified board structure and to provide that the number of directors may be set by the Board of Directors to between one and eight directors.	FOR AGAINST ABSTAIN ☐ ☐ ☐

3.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIX NOMINEES TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 19, 2010 meeting.

Signature of Shareholder                                                 Date:                              Signature of Shareholder                                                 Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.